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                                                                     EXHIBIT 3.3

                                                                          Page 1


                               State of Delaware

                        Office of the Secretary of State
                       ____________________________________


   I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

   "MCNAUGHTON APPAREL GROUP INC.", A DELAWARE CORPORATION, WITH AND INTO "NORTON MCNAUGHTON, INC." UNDER THE NAME OF "MCNAUGHTON APPAREL GROUP INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRD DAY OF FEBRUARY, A.D. 1999, AT 9 O'CLOCK A.M.

   AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE NINTH DAY OF FEBRUARY, A.D. 1999.

   A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                                           Edward J. Freel, Secretary of State
                                           AUTHENTICATION:   9557720
                                                     DATE:   02-03-99
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                                    STATE OF DELAWARE
                                    SECRETARY OF STATE
                                    DIVISION OF CORPORATIONS
                                    FILED:  09:00 AM 02/03/1999
                                    991043958 2366203



                      CERTIFICATE OF OWNERSHIP AND MERGER

                                      OF

                         MCNAUGHTON APPAREL GROUP INC.
                           (a Delaware corporation)

                                     INTO

                            NORTON MCNAUGHTON, INC.
                           (a Delaware corporation)

     It is hereby certified that:

     1. Norton McNaughton, Inc. (the "Corporation") is a business corporation of the State of Delaware.

     2. The Corporation is the owner of all of the outstanding shares of the stock of McNaughton Apparel Group Inc., which is also a business corporation of the State of Delaware.

     3. On January 14, 1999, the Board of Directors of the Corporation adopted the following resolutions to merge McNaughton Apparel Group Inc. into the
Corporation:

          RESOLVED, that McNaughton Apparel Group Inc. be merged into the Corporation, and that all of the estate, property, rights, privileges, powers and franchises of McNaughton Apparel Group Inc. be vested in and held and enjoyed by the Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by McNaughton Apparel Group Inc. in its name; and it is

          FURTHER RESOLVED that the Corporation shall assume all of the obligations of McNaughton Apparel Group Inc.; and it is

          FURTHER RESOLVED that, at the effective time of the merger as set forth below, the corporate name of the Corporation shall be changed to "McNaughton Apparel Group Inc."; and it is

          FURTHER RESOLVED that the Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction; and it is
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                                                                      2

       FURTHER RESOLVED that the effective time of the Merger Certificate setting forth a copy of these resolutions, and the time when the merger therein provided for, shall become effective shall be February 9, 1999.

Executed on February 3, 1999.


                                    NORTON MCNAUGHTON, INC.


                                    By: /s/ Amanda J. Bokman
                                       -------------------------
                                         Name:  Amanda J. Bokman
                                         Title: Vice President